Exhibit 16

BDO Seidman, LLP Accountants and Consultants	330 Madison Avenue New York, NY 10017-5001 Phone 212-885-8000 Fax 212-697-1299

June 27, 2006

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to item 4.01 of Form 8-K for the event that occurred on June 23, 2006, to be filed by our former client, Hanover Direct, Inc. Savings and Retirement Plan. We agree the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP